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                                                                     Exhibit 4.1


                                                                  EXECUTION COPY


                                 FIRST AMENDMENT
                                       TO
                   THE NATIONAL CITY CREDIT CARD MASTER TRUST
                         POOLING AND SERVICING AGREEMENT

          THIS FIRST AMENDMENT TO THE NATIONAL CITY CREDIT CARD MASTER TRUST POOLING AND SERVICING AGREEMENT, dated as of May 24, 2001 (this "AMENDMENT") is by and between NATIONAL CITY BANK, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee.

          WHEREAS the Seller and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "POOLING AND SERVICING AGREEMENT");

          WHEREAS the Seller and Servicer and the Trustee wish to amend the Pooling and Servicing Agreement as provided herein;

          NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement as follows:

          SECTION 1. AMENDMENT OF SECTION 1.01. (i) Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by the addition of the following definition which shall read in its entirety, as follows:

          "PERMITTED ACTIVITIES" shall mean the primary activities of the Trust, which are:

          (a) holding Receivables transferred from the Seller and the other assets of the Trust, which assets cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature, including passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Seller, its Affiliates or its agents;

          (b) issuing Certificates and other interests in the Trust Assets;

          (c) receiving Collections and making payments on such Certificates and interests in accordance with the terms of this Agreement and any Series Supplement; and

          (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.


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          (ii) Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the definition of "Zero Balance Account" in its entirety and inserting in its place the following:

          "ZERO BALANCE ACCOUNT" shall mean an Account that has a Receivable balance of zero and no monetary transactions for a period of 120 days which the Servicer may remove from its computer master file of VISA and MasterCard Accounts.

          SECTION 2. AMENDMENT TO SECTION 2.01. Section 2.01 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the fourth paragraph thereof in its entirety and inserted in its place shall be the following:

               The parties hereto intend that each transfer of Receivables and other property pursuant to the Agreement or any Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If the transfer pursuant to this Section 2.01 is not deemed to be a sale, the Seller shall be deemed hereunder to have granted and does hereby grant to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables and the other Trust Assets.

          SECTION 3. AMENDMENT OF SECTION 2.09. (i) Subsection 2.09(e) of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the word "and" at the end of such subsection.

          (ii) Section 2.09 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting subsection 2.09(f) in its entirety and inserting in its place the following:

          (f) with respect to Removed Accounts, the designation of such Removed Accounts shall have been through random selection;

          (g) there shall be no more than one Removal Date in a Monthly Period; and

          (h) with respect to Removed Accounts, such Removed Accounts shall not, as of the Removal Notice Date, contain Principal Receivables in an amount equal to the positive difference, if any, between the Seller Amount and the Required Seller Amount.

          Notwithstanding the foregoing, the Seller may designate Removed Accounts as provided in and subject to the terms and conditions of this
     Section 2.09 without being subject to the restrictions contained in subsections 2.09(f), 2.09(g) and 2.09(h) if such Removed Accounts are Zero Balance Accounts or designated in response to a third-party action or decision not to act and not the unilateral action of the Seller.

          SECTION 4. AMENDMENT OF SECTION 4.02. (a) Section 4.02 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the second sentence of the fourth paragraph of such section, and inserting in its place the following:

     No Eligible Investment shall be disposed of prior to its maturity.

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          (b) Section 4.02 of the Pooling and Servicing Agreement shall be and hereby is amended by deleting the second sentence of the eighth paragraph of such section, and inserting in its place the following:

     No Eligible Investment shall be disposed of prior to its maturity.

          SECTION 5. AMENDMENT OF SECTION 10.01. Section 10.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding at the end of the first sentence thereof the following, which shall read in its entirety as follows:

     provided further, however, the Trustee shall not offer such right to the Seller in the case of a Servicer Default set forth in provision (d) of this
     Section 10.01.

          SECTION 6. AMENDMENT OF SECTION 12.02. Subsection 12.02(c) of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following sentence at the end of such section:

     Neither the Seller nor any Affiliate of the Seller nor any agent of the Seller shall be permitted to purchase such Receivables in such case.

          SECTION 7. AMENDMENT OF SECTION 12.04. Subsection 12.04 of the Pooling and Servicing Agreement shall be and hereby is amended by adding immediately before the first proviso in subsection 12.04(a) the following, which shall read in its entirety as follows:

     if the deposit referred to in subsection 12.04(c)(i) below is funded solely from Collections of Receivables or, if funded from any other sources, only if Defeasance is available to such Series in accordance with its related Supplement;

          SECTION 8. AMENDMENT OF SECTION 13.01. (a) Subsection 13.01(a) of the Pooling and Servicing Agreement shall be and hereby is amended by adding at the end of the first sentence thereof the following, which shall read in its entirety as follows:

     ; provided further, that such action shall not effect a significant change in the Permitted Activities of the Trust

          (b) Subsection 13.01(b) of the Pooling and Servicing Agreement shall be and hereby is amended by adding at the end of such subsection the following, which shall read in its entirety as follows:

     ; provided further, that such action shall not effect a significant change in the Permitted Activities of the Trust

          (c) Subsection 13.01(c) of the Pooling and Servicing Agreement shall be and hereby is amended by inserting after the word "Trustee" where first used the following:

     (A) in the case of a significant change in the Permitted Activities of the Trust which is not materially adverse to Holders of Investor Certificates, with the consent of Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Investor Certificates outstanding and (B) in all other cases


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          SECTION 9. AMENDMENT OF EXHIBIT B. Exhibit B of the Pooling and
Servicing Agreement is hereby amended by deleting subsection 3(d) in its entirety and inserting in its place the following:

          (d) The parties hereto intend that each transfer of Receivables and other property pursuant to this Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If the transfer pursuant to this Assignment is not deemed to be a sale, the Seller shall be deemed hereunder to have granted and does hereby grant to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, a first priority perfected security interest in all of its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. This Assignment shall constitute a security agreement under applicable law.

          SECTION 10. EFFECTIVENESS. The amendments provided for by this Amendment shall become effective upon receipt by the Trustee of the following:

          (a) Notification in writing from each Rating Agency to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

          (b) Confirmation from the Seller and Servicer that it has received a copy of the written notification referred to in subsection 10(a) above and that such written notification is satisfactory to the Seller and Servicer in its sole discretion.

          (c) An Officer's Certificate from the Seller delivered to the Trustee to the effect that the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder.

          (d) Counterparts of this Amendment, duly executed by the parties hereto.

          SECTION 11. POOLING AND SERVICING AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

          SECTION 12. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.



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          SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 14. DEFINED TERMS AND SECTION REFERENCES. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.


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          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                       NATIONAL CITY BANK,
                                       AS SELLER AND SERVICER


                                       By:   /S/ Robert B. Crowl
                                           ----------------------------------
                                           Name:  Robert B. Crowl
                                           Title: Senior Vice President


                                       THE BANK OF NEW YORK,
                                       AS TRUSTEE


                                       By:   /S/ Cassandra D. Shedd
                                           ----------------------------------
                                           Name:  Cassandra D. Shedd
                                           Title: Assistant Vice President